As filed with the Securities and Exchange Commission on November 6, 2007
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

URS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	8711	94-1381538
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(415) 774-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H. Thomas Hicks
Vice President and Chief Financial Officer
URS Corporation
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(415) 744-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul D. Tosetti, Esq. Steven B. Stokdyk, Esq. Latham & Watkins LLP 633 West Fifth Street, Suite 4000 Los Angeles, California 90071 (213) 485-1234	Stephen G. Hanks President and Chief Executive Officer Washington Group International, Inc. 720 Park Boulevard, P.O. Box 73 Boise, Idaho 83729 (208) 386-5000	David A. Katz, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Samuel M. Livermore, Esq. Cooley Godward Kronish LLP 101 California Street, 5th Floor San Francisco, CA 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  333-146136

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate	Registration
Securities to be Registered	Registered	Offering Price Per Unit	Offering Price(2)	Fee(3)(4)
Common Stock, $0.01 par value per share	4,409,646(1)	N/A	$349,326,711	$10,724.33

(1)	The number of shares to be registered, together with the 26,595,683 shares previous registered under Form S-4 filed on September 18, 2007 (Registration No. 333-146136), is based on the estimated maximum number of shares of common stock of URS Corporation that may be issued to stockholders of Washington Group in the merger based on the exchange ratio of 0.9.

(2)	Because the Registrant’s securities are being offered in a merger, in accordance with Rules 457(c) and (f), under the Securities Act, the maximum aggregate offering price is based upon the product of: (A) 34,450,366, the maximum number of shares of Washington Group common stock that may be exchanged in the merger (equal to the sum of (i) 28,936,664 shares of Washington Group common stock outstanding as of September 7, 2007, (ii) 5,072,861 shares of Washington Group common stock issuable upon the exercise of outstanding options as of September 7, 2007, (iii) 371,078 restricted shares of Washington Group common stock granted under Washington Group’s employee and director equity and performance incentive plans and (iv) 69,763 deferred shares of Washington Group common stock granted under Washington Group’s employee and director equity and performance incentive plans), multiplied by (B) $96.80, the average of the high and low sale prices for shares of Washington Group common stock as reported on the New York Stock Exchange on November 2, 2007, less $1,508,926,031, the amount of cash expected to be paid to Washington Group stockholders in the merger.

(3)	Pursuant to Rule 457(b), under the Securities Act, the registration fee has been offset against the fee of $82,457.35 previously paid by the Registrant in connection with the filing of its preliminary joint proxy statement filed on Schedule 14A, with Washington Group International, on July 17, 2007.

(4)	A registration fee of $45,329.86 was previously paid in connection with the filing of the Registrant’s Form S-4 filed on September 18, 2007 (Registration No. 333-146136). An additional registration fee of $10,724.33 is being paid for an additional 4,409,646 shares of URS common stock.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 4,409,646 shares of our common stock, par value $0.01 per share (the “Common Stock”), for issuance in connection with the merger of Elk Merger Corporation, a Delaware corporation and our wholly owned subsidiary, with and into Washington Group International, Inc., a Delaware corporation. We have previously registered 26,595,683 shares of Common Stock under the Securities Act by means of our currently effective registration statement on Form S-4, Registration No. 333-146136.

INCORPORATION OF DOCUMENTS BY REFERENCE

In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our currently effective registration statement, Registration No. 333-146136, which was declared effective on September 24, 2007, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein. Additional opinions and consents required to be filed with this registration statement are listed on the Index to Exhibits attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Francisco, State of California, on November 5, 2007.

URS Corporation

/s/  Martin M. Koffel

By:	Martin M. Koffel Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Martin M. Koffel Martin M. Koffel	Chairman of the Board of Directors and Chief Executive Officer	November 4, 2007

/s/ H. Thomas Hicks H. Thomas Hicks	Chief Financial Officer	November 4, 2007

/s/ Reed N. Brimhall Reed N. Brimhall	Vice President, Controller and Chief Accounting Officer	November 4, 2007

/s/ H. Jesse Arnelle H. Jesse Arnelle	Director	November 4, 2007

/s/ Armen Der Marderosian Armen Der Marderosian	Director	November 4, 2007

/s/ Mickey P. Foret Mickey P. Foret	Director	November 4, 2007

/s/ Lydia H. Kennard Lydia H. Kennard	Director	November 4, 2007

/s/ Joseph W. Ralston Joseph W. Ralston	Director	November 4, 2007

/s/ John D. Roach John D. Roach	Director	November 4, 2007

/s/ Douglas W. Stotlar Douglas W. Stotlar	Director	November 4, 2007

/s/ William P. Sullivan William P. Sullivan	Director	November 4, 2007

/s/ William D. Walsh William D. Walsh	Director	November 4, 2007

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered
8.1	Opinion of Latham & Watkins as to tax matters
8.2	Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters
23.1	Consent of Independent Registered Public Accounting Firm, related to URS’ consolidated financial statements
23.2	Consent of Independent Registered Public Accounting Firm, related to Washington Group’s consolidated financial statements
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2)
99.1	Consent of Morgan Stanley & Co. Incorporated
99.2	Consent of Goldman, Sachs & Co.